UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2013

Lighting Science Group Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2013, the board of directors (the “Board”) of Lighting Science Group Corporation (the “Company”) increased the number of directors of the Board from nine (9) directors to ten (10) directors and appointed Craig Cogut to fill the vacancy created by the increase in the size of the Board. The Board has not appointed Mr. Cogut to serve on any committee of the Board.

Mr. Cogut was appointed by Pegasus Capital Advisors, L.P. (“Pegasus Capital”) pursuant to Pegasus Capital’s right to appoint a number of directors to the Board equal to the pro-rata share of the outstanding shares of capital stock of the Company held by Pegasus Capital and its affiliates pursuant to the Certificate of Designation governing the Company’s Series I Convertible Preferred Stock.

Mr. Cogut is entitled to receive 14,795 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which is equal to a pro-rata share of the 2013 director compensation package previously approved by the Board. Pursuant to the policies of Pegasus Capital, any fees paid to Mr. Cogut are for the benefit of Pegasus Capital.

Mr. Cogut may be deemed to directly or indirectly control Pegasus Capital and its affiliates, which beneficially owned approximately 82.42% of the Company’s common stock as of December 5, 2013 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

On each of March 20, 2012, March 28, 2012 and May 18, 2012, the Company issued 2,000 Series G Units, each such unit consisting of (i) one share of the Company’s Series G Preferred Stock and (ii) 83 shares of Common Stock (the “Series G Units”), to PCA LSG Holdings, LLC, an affiliate of Pegasus Capital (“PCA”), for total proceeds of $6.0 million.

On January 17, 2012, the Company entered into a Letter Agreement (the “Letter Agreement”) with LSGC Holdings II LLC, an affiliate of Pegasus Capital (“LSGC Holdings”), pursuant to which the Company agreed to indemnify LSGC Holdings and its affiliates for any and all losses or damages incurred as a result of any breach of, or redemption obligation under, the LSGC Holdings LLC Agreement caused by the Company’s incurrence of indebtedness, or issuance of preferred equity securities, in excess of certain permitted thresholds.

On April 13, 2012, the Company issued 2,000 Series G Units to LSGC Holdings for total proceeds of $2.0 million.

On May 25, 2012, the Company, LSGC Holdings and Continental Casualty Company (“CCC”) entered into an Exchange and Redemption Agreement (the “Exchange Agreement”) to, among other things, facilitate (a) the redemption of the interests in LSGC Holdings held by CCC and certain shares of Common Stock held by LSGC Holdings and (b) the indemnification obligations set forth in the Letter Agreement. Pursuant to the Exchange Agreement, (x) the Company made an indemnification payment directly to CCC in the amount of $16,228,543.12, representing the cost to redeem the interests in LSGC Holdings held by CCC, consisting of: (i) a cash payment of $10,228,543.12, and (ii) in lieu of an additional $6,000,000 in cash, 6,000 shares of the Company’s Series I Convertible Preferred Stock; (y) CCC surrendered all of the interests in LSGC Holdings held by CCC to LSGC Holdings; and (z) LSGC Holdings surrendered a total of 2,505,000 shares of Common Stock to the Company.

On May 25, 2012, the Company, Pegasus Partners IV, L.P., an affiliate of Pegasus Capital (“Pegasus IV”) and LSGC Holdings entered into an amendment (the “Registration Rights Amendment”) to that certain Amended and Restated Registration Rights Agreement, dated January 23, 2009.

On May 25, 2012, the Company entered into a Commitment Agreement (the “May 2012 Commitment Agreement”) with Pegasus Capital, Pegasus IV, PCA and LSGC Holdings (collectively, the “Commitment Investors”) pursuant to which certain permitted assignees of the Commitment Investors were given the right to purchase an aggregate of 21,131 shares of the Company’s Series H Convertible Preferred Stock or Series I Convertible Preferred Stock for $1,000.00 per share, and the Commitment Investors agreed to purchase any of such shares that had not been purchased on the four-month anniversary of the Commitment Agreement.

On May 25, 2012, the Company entered into a Support Services Agreement (the “2012 Services Agreement”) with Pegasus Capital pursuant to which the Company agreed to pay Pegasus Capital $125,000 for each calendar quarter beginning on July 1, 2012, in exchange for certain support services during such periods. On September 25, 2012, Pegasus Capital and certain other parties entered into a Fee Waiver Letter Agreement (the “Waiver Letter”) pursuant to which such parties agreed to suspend payment of the fees payable in connection with their respective support services or other agreements, including the 2012 Services Agreement, between the Company and such parties until revoked by the unanimous written consent of such parties.

On September 25, 2012, the Company entered into a Commitment Agreement (the “September 2012 Commitment Agreement”) with Pegasus IV, pursuant to which the Company agreed to buy from Pegasus

IV or its affiliates, and Pegasus IV and its affiliates agreed to sell to the Company, shares of Common Stock equal to the number of shares, if any, of Common Stock issued by the Company upon the exercise of those certain warrants to purchase an aggregate of 8,000,000 shares of Common Stock issued to Portman Limited and affiliates of Zouk Capital LLP.

On September 25, 2012, the Company entered into a Voting Agreement with Pegasus Capital and LSGC Holdings (the “Voting Agreement”) pursuant to which Pegasus Capital and LSGC Holdings agreed to vote all shares of capital stock of the Company owned by such entities and their affiliates in favor of an amendment and restatement to the Certificates of Designation governing the shares of the Company’s Series H Convertible Preferred Stock and Series I Convertible Preferred Stock.

On September 11, 2013, the Company entered into a Preferred Stock Subscription Agreement with RW LSG Holdings LLC, PCA, and LSGC Holdings pursuant to which the Company issued 12,500 shares of the Company’s Series J Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), to LSGC Holdings and 2,500 Preferred Shares to PCA for aggregate proceeds of $15 million (the “September Series J Issuance”).

On September 11, 2013, as compensation for advisory services provided to the Company by Pegasus Capital and its affiliates, and in connection with the September Series J Issuance, the Company issued a Warrant to LSGC Holdings (the “Warrant”) which represents the right to purchase 10,000,000 shares of Common Stock.

On September 11, 2013, LSGC Holdings and PCA entered into agreements to amend the terms of the subscription agreements pursuant to which such entities purchased shares of the Company’s Series H Convertible Preferred Stock and Series I Convertible Preferred Stock and the Company’s Series F Preferred Stock and Series G Preferred Stock (which were subsequently converted into shares of the Company’s Series H Convertible Preferred Stock and Series I Convertible Preferred Stock) to, among other things, terminate the right of such stockholders to seek indemnification from the Company for certain breaches of the representations and warranties contained in the above-referenced subscription agreements (the “Subscription Agreement Amendments”).

On November 19, 2013, the Company entered into a Preferred Stock Subscription Agreement with LSGC Holdings, pursuant to which the Company issued 1,157 Preferred Shares to LSGC Holdings at a price of $1,000 per share and total consideration of $1,157,000 (the “November Series J Issuance”).

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and the description thereof which are included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 23, 2012 and are incorporated herein by reference.

The foregoing description of the Exchange Agreement, Registration Rights Amendment, May 2012 Commitment Agreement and 2012 Support Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and the descriptions thereof which are included in the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2012 and are incorporated herein by reference.

The foregoing description of the September 2012 Commitment Agreement, Waiver Letter and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and the descriptions thereof which are included in the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2012 and are incorporated herein by reference.

The foregoing description of the September Series J Issuance, Warrant and Subscription Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and the descriptions thereof which are included in the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2013 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: December 10, 2013	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary